EX99m-4

                              PLAN OF DISTRIBUTION

                             PURSUANT TO RULE 12B-1

                                 CLASS C SHARES

                    AMENDED TO BE EFFECTIVE AS OF MAY 1, 2004

WHEREAS, The Timothy Plan, an unincorporated business trust organized and existing under the laws of the state of Delaware (the "Trust"),engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the"1940 Act"); and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares"), in separate series representing the interests in separate funds of securities and other assets (the "Portfolios"); and

WHEREAS, the Trust offers the Portfolios listed on Schedule 1 to this Plan, and such additional and other Portfolios as may be added to the Plan and included on
Schedule 1 from time to time by vote of the Trust's Board of Trustees and approved by the shareholders of the applicable Portfolios, all pursuant to the requirements of the 1940 Act; and

WHEREAS, the Trust is further authorized to divide each Portfolio into various Classes of Shares, each representing an undivided proportionate interest in such Portfolio and differing in sales charges and ongoing fees and expenses; and

WHEREAS, each Portfolio listed on Schedule 1 offers Class C Shares, which Class is sold to the public without sales charges (Load) but with a contingent deferred sales charge; and

WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Plan of Distribution Pursuant to Rule 12b-1 (the "Plan") or in any agreement relating hereto (the "Non-Interested Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that the Plan will benefit the Trust and its shareholders, have approved the Plan by votes cast at a meeting called for the purpose of voting hereon and on any agreements related hereto; and

NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act for all Class C Class Shares of each Portfolio listed on
Schedule 1 to this Plan, on the following terms and conditions:

1. Distribution and Servicing Activities. Subject to the supervision of the Trustees of the Trust, the Trust may, directly or indirectly, engage in any activities primarily intended to result in the sale of Class C Shares of each Portfolio listed on Schedule 1 to this Plan, which activities may include, but are not limited to, the following:

(a) payments to the Trust's Principal Underwriter, Advisor and to securities dealers and others in respect of the sale of Class C Shares of each series;


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(b)      payment of compensation to and expenses of personnel (including personnel of organizations with which the Trust has entered into agreements related to this Plan) who engage in or support distribution of Class C Shares of each Portfolio listed on Schedule 1 to this Plan or who render shareholder support services not otherwise provided by the Trust's transfer agent, administrator, or custodian, including but not limited to, answering inquiries regarding the Trust, processing shareholder transactions, providing personal services and/or the maintenance of shareholder accounts, providing other shareholder liaison services, responding to shareholder inquiries, providing information on shareholder investments in each series, and providing such other shareholder services as the Trust may reasonably request;

(c) formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

(d)      preparation, printing and distribution of sales literature;

(e) preparation, printing and distribution of prospectuses and statements of additional information and reports of the Trust for recipients other than existing shareholders of the Trust; and

(f) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable.

     The Trust is authorized to engage in the activities listed above, and in any other activities primarily intended to result in the sale of Class C Shares of each Portfolio listed on Schedule 1 to this Plan, either directly or through other persons with which the Trust has entered into agreements related to this Plan.

2. Maximum Expenditures. During the period in which this Plan is effective, the Trust shall pay to the Trust's Principal Underwriter ("Underwriter"), a fee for shareholder servicing activities not to exceed an amount calculated at the rate of 0.25% per annum of the average daily net asset value of the Class C Shares of each Portfolio listed on Schedule 1 to this Plan, and a fee for distribution related activities not to exceed an amount calculated at the rate of 0.25% per annum of the average daily net asset value of the Class C Shares of each Portfolio listed on Schedule 1 to this Plan. Notwithstanding the foregoing, the expenditures to be made by the Trust pursuant to this Plan, and the basis upon which payment of such expenditures will be made, shall be determined by the Trustees of the Trust, and in no event may such expenditures paid by the Trust exceed, in the aggregate, an amount calculated at the rate of 1.00% of the average annual net assets of the Class C Shares of each Portfolio listed on
     Schedule 1 to this Plan, nor may such expenditures paid as service fees to any person who sells Class C Shares of any each Portfolio listed on
     Schedule 1 to this Plan exceed an amount calculated at the rate of 0.25% of the average annual net asset value of such Shares. At the request of Underwriter, such payments for distribution and/or shareholder servicing activities may be made directly by the Trust to other persons with which the Trust has entered into agreements related to this Plan.

3. Term and Termination. (a) This Plan became effective as of the 4th day of January, 2004 or when Class C shares of the Trust are first offered to the public, whichever shall later occur. Unless terminated as herein provided, this Plan shall continue in effect for one year from the date thereof and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both (i) the Trustees of the Trust and (ii) the Non-Interested Trustees, cast in person at a meeting called for the purpose of voting on such approval. (b) This Plan may be terminated at any time with respect to any series of the Trust by a vote of a majority of the Non-Interested Trustees or by a vote of a majority of the outstanding voting securities of the Class C Shares of such series as defined in the 1940 Act.

4. Amendments. This Plan may not be amended to increase materially the maximum expenditures permitted by Section 2 hereof for any series of the Trust unless such amendment is approved by a vote of the majority of the outstanding voting securities of the Class C Shares of such series, as defined in the 1940 Act, with respect to which a material increase in the amount of expenditures is proposed, and no material amendment to this Plan shall be made unless approved in the manner provided for annual renewal of this Plan in Section 3(a) hereof.

5. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of the Non-Interested Trustees of the Trust shall be committed to the discretion of such Non-Interested Trustees.

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6.   Quarterly Reports. The Treasurer of the Trust shall provide to the Trustees of the Trust, and the Trustees shall review quarterly, a written report of the amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made.

7. Record keeping. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of this Plan. Any such related agreements or such reports for the first two years will be maintained in an easily accessible place.

8. Limitation of Liability. Any obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of the Trust personally, but shall bind only the assets and property of the Trust. The term "The Timothy Plan" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust, a copy of which is on file with the Securities and Exchange Commission. The execution of this Plan has been authorized by the Trustees, and this Plan has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust.


IN WITNESS THEREOF, the Trustees of the Trust, including a majority of the Non-Interested Trustees, approved this Plan at a meeting held on November 21, 2003, and amended the Plan to include the Timothy Plan US Patriot Fund at a meeting held on ______________, 2004.

         THE TIMOTHY PLAN

_____________________________________
By:  _________________________________
Secretary


                                   Schedule 1
                                       To
                                The Timothy Plan
                   Plan of Distribution Pursuant to Rule 12b-1
                               For Class C Shares
                             Portfolios of the Trust
                                As of May 1, 2004

The Portfolios offered by the Trust as of May 1, 2004, and subject to this Plan, are as follows:

+------------------------------------------------+
|                                                |
| Name of Portfolio                              |
+------------------------------------------------+
|                                                |
| Timothy Plan Small-Cap Value Fund              |
+------------------------------------------------+
| Timothy Plan Large/Mid-Cap Value Fund          |
+------------------------------------------------+
| Timothy Plan Large/Mid-Cap Growth Fund         |
+------------------------------------------------+
| Timothy Plan Aggressive Growth Fund            |
+------------------------------------------------+
| Timothy Plan Fixed Income Fund                 |
+------------------------------------------------+
| Timothy Plan US Patriot Fund                   |
+------------------------------------------------+
| Timothy Plan Conservative Growth Fund          |
+------------------------------------------------+
| Timothy Plan Strategic Growth Fund             |
+------------------------------------------------+